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                                                           EXHIBIT 24.2


     I, Bonita J. Smith, Assistant Secretary of Edison International, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on March 19, 1998.

Dated:  March 24, 1998




                              Bonita J. Smith
                              ------------------------------------
                              Bonita J. Smith
                              Assistant Secretary
                              Edison International
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                                                 EXHIBIT 24.2


                RESOLUTION OF THE BOARD OF DIRECTORS OF

                          EDISON INTERNATIONAL

                         Adopted: March 19, 1998

                     RE:    FORMS 10-K, 10-Q, AND 8-K



WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly and Current Reports be filed with the Securities and Exchange Commission
("Commission"); and it is desirable to effect such filings over the signatures of attorneys-in-fact;

NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 1997, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 1998, Current Reports on Form 8-K from time to time during 1998 and through March 17, 1999, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.

     BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing Bryant
C. Danner, Alan J. Fohrer, R. K. Bushey, Theodore F. Craver, Jr., Beverly P. Ryder, Kenneth S. Stewart, Mary C. Simpson, Paige W. R. White, Timothy W. Rogers, Peggy A. Stern, Joseph G. Llorens, Bonita J. Smith, Polly L. Gault, Beverly K. Marshall, Douglas G. Green and J. A. Bouknight, Jr., and each of them, to act severally as attorney-in-fact for this corporation for the purpose of executing and filing with the Commission the above-described reports and any amendments and supplements thereto.



APPROVED:



John E. Bryson
--------------
John E. Bryson
Chairman of the Board



Bryant C. Danner
----------------
Bryant C. Danner
Executive Vice President and General Counsel